                                                                    Exhibit 2(d)

                            ASSET PURCHASE AGREEMENT

                                 AMENDMENT NO. 3

     THIS AMENDMENT NO. 3 (this "Amendment") to the ASSET PURCHASE AGREEMENT, dated as of January l8, 2002 (the "Asset Purchase Agreement"), by and among Spinnaker Industries, Inc., Spinnaker Coating, Inc. Spinnaker Coating-Maine, Inc. (collectively, the "Sellers") and SP Acquisition, LLC (the "Buyer") is made as of March 5,2002, by and among the Sellers and the Buyer. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

     WHEREAS, Sellers and Buyer wish to modify the Asset Purchase Agreement as set forth below;

     NOW, THEREFORE, the Asset Purchase Agreement is hereby amended as follows:

     1. Section 2(b). Section 2(b) is hereby amended to add the following subsection (xii) to the list of Excluded Assets:

     (xii) Preference and avoidance actions or claims under Sections 544, 547 or 548 of the Bankruptcy Code.

     2. Section 3(b). Section 3(b) is hereby deleted and amended to read in its entirety as follows:

     (b) Closing Payments. At the Closing, pursuant to the terms of the Escrow Agreement, in accordance with instructions of Buyer, the Escrow Agent shall pay (the "Closing Cash Payment") (i) to Sellers, by wire transfer to such bank account(s) designated in writing by Sellers, an amount equal to the Deposit minus the Holdback Amount, (ii) to Buyer, by wire transfer to such bank account(s) designated in writing by Buyer, all earnings on the Deposit and (iii) to the Post-Closing Escrow Agent, in accordance with the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit C, with such changes as shall be required by the Escrow Agent (the "Post-Closing Escrow Agreement"), the Holdback Amount. If this Agreement is terminated after payment of the Deposit for any reason whatsoever, the Deposit and any interest earned thereon (minus $1,250,000 in the event that Sellers are entitled to liquidated damages as described in Section 3(e)) shall be returned to Buyer within one (1) Business Day of demand by Buyer to the Escrow Agent.

     3. Section 3(d). Section 3(d) is hereby deleted in its entirety.

     4. Schedule 3(d)(i). Schedule 3(d)(i) is hereby deleted in its entirety.

     5. Section 3(e). Each reference to "$500,000" in Section 3(e) is hereby amended to read "$1,250,000."

     6. Section 9(a). The second sentence of Section 9(a) is hereby deleted in its entirety.

     7. Sections 12(a)(vi) and 12(a)(vii). Sections 12(a)(vi) and 12(a)(vii) are hereby deleted in their entirety.

     8. Return to Buyer of $626,000. Sellers and Buyer shall execute and deliver to the Escrow Agent immediately after the execution and delivery of this Amendment an irrevocable instruction to the Escrow Agent in the form attached hereto as Exhibit 1 directing the Escrow Agent to return $626,000 in immediately available funds to Buyer.

     9. Deposit. The term "Deposit" as used in the Asset Purchase Agreement shall hereby mean an amount equal to (i) the sum the Initial Deposit and the Subsequent Deposit reduced by (ii) the amount distributed to Buyer pursuant to
Section 8 of this Amendment.

     10. Ratification of the Asset Purchase Agreement. Except as otherwise expressly provided herein, all of the terms and conditions of the Asset Purchase Agreement are ratified and shall remain unchanged and continue in full force and effect.




                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                                              SELLERS:

                                              SPINNAKER INDUSTRIES, INC.

                                              BY: /s/ LOUIS A. GUZZETTI, JR.
                                                  ------------------------
                                                  Name: LOUIS A. GUZZETTI, JR.
                                                  Title: Chairman

                                              SPINNAKER COATING, INC.

                                              BY: /s/ LOUIS A. GUZZETTI, JR.
                                                  ------------------------
                                                  Name: LOUIS A. GUZZETTI, JR.
                                                  Title: Chairman

                                              SPINNAKER COATING-MAINE, INC.

                                              BY: /s/ LOUIS A. GUZZETTI, JR.
                                                  ------------------------
                                                  Name: LOUIS A. GUZZETTI, JR.
                                                  Title: Chairman

                                              BUYER:

                                              SP ACQUISITION, LLC

                                              BY:
                                                  ------------------------
                                                  Name:
                                                  Title:

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                                             SELLERS:

                                             SPINNAKER INDUSTRIES, INC.

                                             By:
                                                 ----------------------
                                                 Name:
                                                 Title:

                                             SPINNAKER COATING, INC.

                                             By:
                                                 ----------------------
                                                 Name:
                                                 Title:

                                             SPINNAKER COATING-MAINE, INC.

                                             By:
                                                 ----------------------
                                                 Name:
                                                 Title:

                                             BUYER:

                                             SP ACQUISITION, LLC

                                             By: /s/ JEFFREY R. WALSH
                                                 ----------------------
                                                 Name: JEFFREY R. WALSH
                                                 Title: President

                                                                       Exhibit 1

Ms. Laurel Melody-Casasanta
State Street Bank and Trust Company
C/o State Street Bank and Trust Company of Connecticut, N.A.
Goodwin Square
225 Asylum Street
Hartford, Connecticut 06103-0177


Dear Ms. Melody-Casasanta:

     Reference is hereby made to that Escrow Agreement, dated as of January 22,2002 (the "Escrow Agreement"), by and among Spinnaker Industries, Inc., Spinnaker Coating, Inc. Spinnaker Coating-Maine, Inc. (collectively, the "Sellers"), SP Acquisition, LLC (the "Buyer"), and State Street Bank and Trust Company (the "Escrow Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Escrow Agreement.

     Sellers and Buyer hereby irrevocably instruct Escrow Agent to immediately deliver to Buyer, by wire transfer of immediately available funds to an account designated by Buyer, a portion of the Escrowed Amount equal to $626,000.

                                              Very truly yours,

                                              SPINNAKER INDUSTRIES, INC.

                                              BY:
                                                  ---------------------------

                                                  Name:
                                                  Title:

                                              SPINNAKER COATING, INC.

                                              BY:
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                              SPINNAKER COATING-MAINE, INC.

                                              BY:
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                              SP ACQUISITION, LLC

                                              BY:
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                ESCROW AGREEMENT

                                 AMENDMENT NO. 1


     THIS AMENDMENT NO. 1 (this "Amendment") to the ESCROW AGREEMENT, dated as of January 22,2002 (the "Escrow Agreement"), by and among Spinnaker Industries, Inc., Spinnaker Coating, Inc. Spinnaker Coating-Maine, Inc. (collectively, the "Sellers"), SP Acquisition, LLC (the "Buyer"), and State Street Bank and Trust Company (the "Escrow Agent") is made as of March 5, 2002, by and among the Sellers and the Buyer. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Escrow Agreement.

     WHEREAS, the Sellers, the Buyer and the Escrow Agent wish to modify the Escrow Agreement to amend provisions related to the distribution of the Escrowed Amount in accordance with amendments made to the Purchase Agreement;

     NOW, THEREFORE, the Escrow Agreement is hereby amended as follows:

     1. Section 3. Section 3 is hereby deleted in its entirety.

     2. Section 4(b). Section 4(b) is hereby deleted and amended to read in its entirety as follows:

     (b) If Escrow Agent receives written notice from Buyer and Sellers that the closing (the "Closing") under the Purchase Agreement is consummated, upon written instructions from Buyer, Escrow Agent shall (i) transfer Five Hundred Thousand Dollars ($500,000) of the Escrowed Amount into the escrow account to be administered by it as escrow agent pursuant to the escrow agreement to be entered into at the Closing among the parties hereto, (ii) deliver an amount equal to the earnings on the Escrowed Amount to Buyer and (iii) deliver the remainder of the Escrowed Amount to Sellers at the Closing by certified or bank cashier's check or by wire transfer pursuant to the direction of Sellers.

     3. Sections 4(c) and 4(d). Each reference to "$500,000" or "Five Hundred Thousand Dollars" in Section 4(c) and Section 4(d) is hereby amended to read "$1,250,000" and "One Million Two Hundred Fifty Thousand Dollars," respectively.

     4. Escrowed Amount. The term "Escrowed Amount" as used in the Escrow Agreement shall hereby mean an amount equal to (i) the sum of(x) the Initial Escrowed Amount and the Subsequent Escrowed Amount minus (ii) $626,000.

     5. Ratification of the Escrow Agreement. Except as otherwise expressly provided herein, all of the terms and conditions of the Escrow Agreement are ratified and shall remain unchanged and continue in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                                              SELLERS:

                                              SPINNAKER INDUSTRIES, INC.

                                              BY: /s/ LOUIS A. GUZZETTI, JR.
                                                  ------------------------
                                                  Name: LOUIS A. GUZZETTI, JR.
                                                  Title: Chairman

                                              SPINNAKER COATING, INC.

                                              BY: /s/ LOUIS A. GUZZETTI, JR.
                                                  ------------------------
                                                  Name: LOUIS A. GUZZETTI, JR.
                                                  Title: Chairman

                                              SPINNAKER COATING-MAINE, INC.

                                              BY: /s/ LOUIS A. GUZZETTI, JR.
                                                  ------------------------
                                                  Name: LOUIS A. GUZZETTI, JR.
                                                  Title: Chairman

                                              BUYER:

                                              SP ACQUISITION, LLC

                                              BY: /s/ JEFFREY R. WALSH
                                                  ------------------------
                                                  Name: JEFFREY R. WALSH
                                                  Title: President

                                              ESCROW AGENT

                                              STATE STREET BANK AND TRUST
                                              COMPANY, AS ESCROW AGENT

                                              BY: /s/ LAUREL MELODY-CASASANTA
                                                  ------------------------------
                                                  Name:  LAUREL MELODY-CASASANTA
                                                  Title: Assistant Vice
                                                         President

March 6,2002


Ms. Laurel Melody-Casasanta
State Street Bank and Trust Company
C/o State Street Bank and Trust Company of Connecticut, N.A.
Goodwin Square
225 Asylum Street
Hartford, Connecticut 06103-0177


Dear Ms. Melody-Casasanta:

     Reference is hereby made to that Escrow Agreement, dated as of January 22, 2002 (the "Escrow Agreement"), by and among Spinnaker Industries, Inc., Spinnaker Coating, Inc. Spinnaker Coating-Maine, Inc. (collectively, the "Sellers"), SP Acquisition, LLC (the "Buyer"), and State Street Bank and Trust Company (the "Escrow Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Escrow Agreement.

     Sellers and Buyer hereby irrevocably instruct Escrow Agent to immediately deliver to Buyer, by wire transfer of immediately available funds to an account designated by Buyer, a portion of the Escrowed Amount equal to $626,000.

                                              Very truly yours,

                                              SPINNAKER INDUSTRIES, INC.

                                              BY: /s/ LOUIS A. GUZZETTI, JR.
                                                  ------------------------
                                                  Name: LOUIS A. GUZZETTI, JR.
                                                  Title: Chairman

                                              SPINNAKER COATING, INC.

                                              BY: /s/ LOUIS A. GUZZETTI, JR.
                                                  ------------------------
                                                  Name: LOUIS A. GUZZETTI, JR.
                                                  Title: Chairman

                                              SPINNAKER COATING-MAINE, INC.

                                              BY: /s/ Louis A. Guzzetti, Jr.
                                                  ------------------------
                                                  Name: Louis A. Guzzetti, Jr.
                                                  Title: Chairman

                                              SP ACQUISITION, LLC

                                              BY: /s/ Jeffrey R. Walsh
                                                  ------------------------
                                                  Name: Jeffrey R. Walsh
                                                  Title: President